Skye Bioscience Announces Closing of $7.0 Million Registered Direct Offering
SAN DIEGO, CA, September 29, 2021 -- Skye Bioscience, Inc. (OTCQB: SKYE) (“SKYE” or the “Company”), a biopharmaceutical company developing proprietary, synthetic cannabinoid-derived molecules to treat glaucoma and other diseases with significant unmet need, today announced the closing of its previously announced registered direct offering for the purchase and sale of 77,777,779 shares of its common stock (or common stock equivalents in lieu thereof) and warrants to purchase up to an aggregate of 77,777,779 shares of common stock, at an effective purchase price of $0.09 per share (or common stock equivalent in lieu thereof) and associated warrant.

H.C. Wainwright & Co. acted as the exclusive placement agent for the registered direct offering.
The warrants have an exercise price equal to $0.09 per share, are exercisable immediately upon issuance and will expire five years from the issuance date.

The gross proceeds from the registered direct offering are approximately $7.0 million, before deducting placement agent’s fees and other offering expenses. SKYE currently intends to use the net proceeds from this registered direct offering for general corporate purposes, which may include working capital, capital expenditures, other corporate expenses, the refinancing or repayment of our existing indebtedness and acquisitions of complementary products, product candidates, technologies or businesses.

“With this additional financing, we are strongly positioned to advance the clinical development of our promising drug candidate to help patients with glaucoma as well as spearhead broad pharmaceutical cannabinoid R&D initiatives with the goal of building shareholder value,” said Punit Dhillon, CEO, Skye Bioscience.

The securities described above were offered and sold by SKYE pursuant to a “shelf” registration statement on Form S-3 (File No. 333-258243), including a base prospectus, previously filed with the Securities and Exchange Commission (the “SEC”) on July 29, 2021 and declared effective by the SEC on August 9, 2021. The registered direct offering of the securities were made only by means of a prospectus supplement that forms a part of the effective registration statement. A final prospectus supplement and an accompanying base prospectus relating to the securities being offered in the registered direct offering have been filed with the SEC and will be available on the SEC's website located at http://www.sec.gov. Electronic copies of the prospectus supplement and the accompanying base prospectus may also be obtained by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Skye Bioscience

Skye Bioscience Inc. is a biopharmaceutical company unlocking the pharmaceutical potential of cannabinoids through the development of its proprietary, cannabinoid-derived molecules to treat diseases with significant unmet needs. The company’s lead program, THCVHS, is focused on treating glaucoma, a disease with no cure and the world’s leading cause of irreversible blindness. For more information, please visit: www.skyebioscience.com

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements, including statements regarding the intended use of proceeds from the registered direct offering as well as our product development, business strategy, timing of clinical trials and commercialization of cannabinoid-derived therapeutics. Such statements and other statements in this press release that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition, and stock price could be materially negatively affected. In some cases, forward-looking statements can be identified by terminology including “anticipated,” “plans,” “goal,” “focus,” “aims,” “intends,” “believes,” “can,” “could,” “challenge,” “predictable,” “will,” “would,” “may” or the negative of these terms or other comparable terminology. We operate in a rapidly changing environment and new risks emerge from time to time. As a result, it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements the Company may make. Risks and uncertainties that may cause actual results to differ materially include, among others, market and other conditions, our capital resources, uncertainty regarding the results of future testing and development efforts and other risks that are described in the Risk Factors section of Skye’s most recent annual or quarterly report filed with the Securities and Exchange Commission. Except as expressly required by law, Skye disclaims any intent or obligation to update these forward-looking statements.

CONTACT

Karam Takhar
VP, Corporate Development & Investor Relations
Email: ir@skyebioscience.com
Phone: (858) 410-0266